SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

February 28, 2007

HEALTHTRONICS, INC.

(Exact name of registrant as specified in its charter)

Georgia	000-30406	58-2210668
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Capital of Texas Highway

Suite B-200

Austin, Texas 78746

(Address of principal executive offices including Zip Code)

(512) 328-2892

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 28, 2007, HealthTronics, Inc. (the “Company”) entered into an Amended and Restated Distribution Agreement with Lisa Laser USA, Inc. and LISA laser products OHG (“LISA Laser”) pursuant to which the Company will be the exclusive distributor of Revolix laser devices (and the fibers to be used therewith) for the treatment of benign prostatic hyperplasia, which devices and consumables are manufactured by LISA Laser, in the United States, so long as the Company meets certain minimum purchase requirements. The term of the agreement is three years, which may be extended by the Company for an additional two years. The agreement also provides that the Company will have a right of first refusal to act as the exclusive distributor in respect of any new urological products developed by LISA Laser and offered in the United States. The agreement also provides that the Company will have a right of first refusal to acquire LISA Laser if LISA Laser, or the owners thereof, desire to sell or merge LISA Laser or sell substantially all of its assets. The Amended and Restated Distribution Agreement is attached to this Form 8-K as Exhibit 10.1. A press release announcing the agreement is attached to this Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Amended and Restated Distribution Agreement, dated as of February 28, 2007, by and among HealthTronics, Inc., Lisa Laser USA, Inc., and LISA laser products OHG.

99.1	Press release, issued on March 5, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHTRONICS, INC. (Registrant)

Date: March 5, 2007	By:	/s/ Ross A. Goolsby

	Name: Title:	Ross A. Goolsby Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Amended and Restated Distribution Agreement, dated as of February 28, 2007, by and among HealthTronics, Inc., Lisa Laser USA, Inc., and LISA laser products OHG.

99.1	Press release, issued on March 5, 2007.